Exhibit 10.4
INDIA GLOBALIZATION CAPITAL, INC.

——————————

Note and Share Purchase Agreement

——————————

Dated September 30, 2008

Exhibit A                      -          Form of Unsecured Promissory Note
Exhibit B                      -           Form of Registration Rights Agreement
Exhibit C                      -           Disclosure Schedule

NOTE AND SHARE PURCHASE AGREEMENT

THIS NOTE AND SHARE PURCHASE AGREEMENT (this “Agreement”) is effective as of September 30, 2008, by and between INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (the “Company”) and ____________ (the “Investor”).

1. The Loans, Notes and Shares.

1.1 The Loans.  Subject to the terms and conditions of this Agreement, the Investor agrees to make a loan (the “Loan”) to the Company in the principal amount of ______ Dollars ($______,000.00) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement.

1.2 The Notes.  The Loan made by the Investor pursuant hereto shall be evidenced by an unsecured promissory note of the Company executed concurrently herewith in the form attached hereto as Exhibit A (the “Note” and together with each other Note issued pursuant to and in connection with the terms hereof, the “Notes”).

1.3 The Shares.  Subject to the terms of this Agreement and in consideration of the Loan, the Company shall issue and sell to the Investor One Hundred Thousand (100,000) shares of the Common Stock of the Company (the “Shares”) for every One Million Dollars ($1,000,000) of the Loan made by the Investor.  The Company will also enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”) providing for registration rights for the Shares, the Additional Shares and the Penalty Shares (each as defined below) (together, the “Total Shares”).

1.4 Closings.  The closing of the purchase and sale of the Notes and the Shares (each such closing, a “Closing”) will take place at the offices of Seyfarth Shaw LLP, 815 Connecticut Avenue, N.W., Suite 500, Washington, D.C. at such time as the parties shall mutually agree.  Upon the receipt from investors and acceptance by the Company of Loans totaling at least Two Million Dollars ($2,000,000.00) in the aggregate principal amount, the Company may close the initial purchase and sale of the Notes and Shares (the “Initial Closing”).  Following the Initial Closing, and from time-to-time thereafter until October 31, 2008, the Company may sell to such persons as the Company may determine additional Notes, each with a principal amount of at least $100,000 or any multiple thereof, and hold additional Closings with respect thereto (each, a “Subsequent Closing”).  Any such sale shall be upon the same terms and conditions as those contained herein, and such persons or entities shall become parties to an agreement identical in form and substance to this Agreement and shall have the rights and obligations of an Investor thereunder (all such investors together, the “Investors”).  At the Initial Closing and each Subsequent Closing, the Company will deliver to each Investor the respective Note and Shares purchased by such Investor, against receipt by the Company of the respective principal amount of the Note purchased by such Investor.  The Company shall have the right to reject any investment, in whole or in part, for any reason whatsoever notwithstanding the Company’s prior execution hereof, and any funds received for an investment so rejected shall be returned immediately to the appropriate Investor.  The obligations of the Investors under the Notes are several and not joint.

1.5 Delivery.  At the Closing, the Company will deliver to the Investor (i) the Note representing the Loan made by the Investor and (ii) the certificate(s) representing the Shares issued to the Investor as set forth in Section 1.3.

1.6 Issuance of Additional Shares and Penalty Shares.

(a) Upon the occurrence of an Event of Default under the Note as defined and provided therein, provided such Event of Default is not cured within thirty (30) days, the Company shall issue and sell to the Investor, for no additional consideration, an additional Ten Thousand (10,000) shares of the Common Stock of the Company for each One Hundred Thousand Dollars ($100,000) in principal amount of the Note held by such Investor (the “Additional Shares”).

(b) If the Company fails to file a Registration Statement on or prior to the applicable Filing Date, or if the Effective Date of a Registration Statement is not on or prior to the applicable Effectiveness Date (as each of those terms is defined in the Registration Rights Agreement), the Company shall issue and sell to each of the Investors, upon the terms and conditions set forth in the Registration Rights Agreement and for no additional consideration, an additional Twenty-Five Thousand (25,000) shares of the Common Stock of the Company for each One Million Dollars ($1,000,000) in principal of the Note held by such Investor and, if the Effective Date is more than 30 days after such applicable Effectiveness Date, an additional Five Thousand (5,000) shares of the Common Stock of the Company for each One Million Dollars ($1,000,000) in principal of the Note held by such Investor and for each subsequent 30-day period that such Registration Statement is not declared effective (the “Penalty Shares”).

2. Representations and Warranties of the Company.  Except as disclosed in the Disclosure Schedule attached hereto as Exhibit C, the Company hereby represents and warrants to the Investor as follows:

2.1 Organization, Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted.  The Company is duly qualified and authorized to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, assets, liabilities, financial condition, property or results of operation.

2.2 Authority and Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Notes and the Registration Rights Agreement (together, the “Transaction Documents”) and to perform fully its obligations thereunder.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, its officers, directors and stockholders.  Each of the Transaction Documents has been duly executed and delivered by the Company and, assuming that each of the Transaction Documents constitutes a valid and binding agreement of the other parties hereto, each such Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

2.3 Valid Issuance.  The Shares and the Additional Shares and Penalty Shares, if and when issued and delivered in accordance with the terms of this Agreement or the Registration Rights Agreement for the consideration expressed herein or therein, as the case may be, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.4 Accuracy of Public Filings.  The representations, warranties and other statements of the Company contained in the documents (the “SEC Documents”) filed with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading as of the respective dates of such filings.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.  Since the date that the Company filed its last Form 10-Q with the SEC, there has been no material adverse change in the assets, business, or financial condition of the Company.

2.5 Use of Proceeds.  All of the proceeds of the Loans will be used for working capital and general corporate purposes.

2.6 No Conflicts.  The execution, delivery and performance of the Transaction Documents, and any other document or instrument contemplated thereby, by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) contravene, conflict with, or result in the violation of any provision of the Company’s charter or bylaws or any resolution adopted by the Company’s board of directors, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company or any of its subsidiaries under any agreement or any commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of its respective properties or assets are bound, (iv) result in a material violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected or result in a violation of any rules or regulations of the American Stock Exchange (“AMEX”) applicable to the Company or, if the Company’s shares of Common Stock are no longer listed on AMEX, such other stock exchange on which shares of the Company’s Common Stock are principally traded and approved for listing at such time, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company or any of its subsidiaries is subject or to which any of its respective assets, operations or management may be subject.  The Company or any of its subsidiaries is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Notes or the Total Shares (other than any filings that may be required to be made by the Company with the SEC or state securities commissions subsequent to the Closing).

2.7 Capitalization.  The authorized capital stock of the Company immediately prior to the Initial Closing consists of 75,000,000 shares of Common Stock, par value $0.0001 per share, of which Eight Million Five Hundred Eighty Thousand One Hundred Seven (8,580,107) shares are issued and outstanding.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  Except as provided in this Agreement or disclosed in the SEC Documents, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company (including, without limitation, anti-dilution rights, rights of first refusal or preemptive rights) is authorized or outstanding; (b) the Company has no obligation (contingent or otherwise) to issue any subscription, warranty, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (c) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws or pursuant to valid exemptions therefrom.

2.8 Offering.  Subject in part to the truth and accuracy of the Investor’s representations and warranties set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares, the Additional Shares and the Penalty Shares as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.9 Brokers or Finders.  The Company has not and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the execution and delivery of this Agreement.

2.10 Accuracy of Information Furnished.  The representations, warranties and other statements of the Company set forth in Section 2 of this Agreement, Section 6(b) of the Registration Rights Agreement, the Disclosure Schedule and Schedule 6(b) attached to the Registration Rights Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the Investor.  The Investor hereby represents and warrants only with respect to himself, herself or itself that:

3.1 Authorization.  Investor has full power and authority to enter into this Agreement and the Note (collectively, the “Loan Agreements”), and that the Loan Agreements constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms.   The Loan Agreements have been duly executed and delivered by the Investor and, assuming the Loan Agreements constitute valid and binding agreements of the other parties thereto, the Loan Agreements constitute legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

3.2 Purchase Entirely for Own Account.  The Notes, the Shares, the Additional Shares and the Penalty Shares (collectively, the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

3.3 Disclosure of Information.  The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and sale of the Securities.

3.4 Investment Experience; Financial Risk.  The Investor is an investor in securities of companies in the development stage and acknowledges that it has (i) such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities, (ii) had such risks explained to it and has determined that such investment is suitable for the Investor in view of its financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of this investment, and (iv) no need for liquidity of the investment and no reason to anticipate any change in the Investor’s financial circumstances which may cause or require any sale, transfer or other distribution of the Securities  The Investor has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor.  The Investor is an “accredited investor” within the meaning of the Securities and Exchange Rule 501(a) of Regulation D, as presently in effect.

3.6 Restricted Securities.  The Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Investor understands that reliance by the Company on such exemptions is predicated in part on the Investor’s representations contained in this Agreement.

3.7 Legends.  The Investor understands and agree that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD,  TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.”

(b) Any additional legend required by the laws of the State of Maryland or any other applicable state.

3.8 No Conflicts.  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any governmental body the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any legal requirement or order to which the Investor may be subject.

3.9 Relationship Among Investors.  Each Investor agrees that no Investor nor the controlling persons, officers, directors, partners, agents or employees of an Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes, the Shares, the Additional Shares and the Penalty Shares.  Without limiting the foregoing, no Investor nor any of its officers, directors, stockholders, partners, employees or agents or affiliates, or other holder of any Note shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any subsidiary or their respective properties, business or financial and other affairs, acquired by such Investor or holder from the Company or any subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Investor or holder of any Note, nor shall any such Investor or other person or entity have any obligation or responsibility whatsoever to provide any such information to any other Investor or holder of any Note or to continue to provide any such information if any information is provided.

3.10 Brokers or Finders.  The Investor has not and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the execution and delivery of this Agreement.

4. Pari Passu with All Notes.  Each Note shall rank equally without preference or priority of any kind with each of the Notes issued by the Company to the Investors hereunder.  All payments on account of principal and interest with respect to the Notes shall be applied ratably and proportionately on each such Note on the basis of the original principal amount of outstanding indebtedness represented by such Note.

5. Conditions to Closing.

5.1 Conditions of Investor’s Obligations at Closing.  The obligations of the Investor at the Closing are subject to the fulfillment, on or prior to the date of Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investors:

(a) The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing.

(c) Except for the notices required or permitted to be filed after the date of Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Shares.

(d) The Company shall have delivered to the Investor a certificate duly executed by the chief executive officer of the Company stating that the Company is in compliance with the conditions specified in Section 5.1(a)-(c) hereof.

(e) At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note, the Shares, the Additional Shares and the Penalty Shares shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(f) At the Closing, the Company shall duly execute and deliver to the Investor the Transaction Documents, including such Investor’s Note, and shall have delivered to its transfer agent irrevocable instructions to issue to the Investor the Shares to be issued to such Investor hereunder.

(g) The Company shall have delivered a legal opinion by its counsel that (i) the Shares, Additional Shares and the Penalty Shares are duly authorized and when issued will be validly issued, fully paid and non-assessable; (ii) the Transaction Documents have been duly authorized, executed and delivered, each of which is enforceable in accordance with its terms; and (iii) the transactions contemplated by the Transaction Documents do not violate applicable laws, any material agreements of the Company or its subsidiaries, or the rules and regulations of AMEX.

5.2 Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Notes and the Shares at the Closing is subject to the fulfillment, to the Company’s satisfaction, on or prior to the date of Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) The representations and warranties made by the Investor in Section 3 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) Except for any notices required or permitted to be filed after the date of Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note and the Shares, the Additional Shares and the Penalty Shares shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(d) At the Closing, the Company shall have received immediately available funds in the full amount of the principal amount of the Note in accordance with the wire transfer instructions delivered by the Company to the Investor prior to the Closing.

6. Covenants.

6.1 Listing of Shares.  The Company will use reasonable best efforts to ensure that, no later than the effective date of any registration statement pertaining thereto, the Shares and any Additional Shares and/or Penalty Shares that have been issued, have been duly authorized for listing on AMEX or, if no longer listed on AMEX, such other stock exchange on which shares of the Company’s Common Stock are principally traded and approved for listing at such time.

7. Miscellaneous.

7.1 Waivers and Amendments.  Any provision of this Agreement or any of the Notes may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, either for a specified period of time or indefinitely), upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the aggregate principal amount of the outstanding Notes issued at the Initial Closing and any Subsequent Closings; provided, that this Agreement or any of the Notes may not be amended or modified and no provision hereof or thereof may be waived if such amendment, modification or waiver would adversely and prejudicially affect the rights of an Investor vis-à-vis all other Investors without the consent of such affected Investor.

7.2 Governing Law.  This Agreement and the Notes shall be governed by and construed in accordance with Maryland law, without regard to the conflict of laws provisions thereof.

7.3 Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby.

7.4 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.5 Entire Agreement.  This Agreement (including the exhibits attached hereto) and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.6 Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by telecopy (with confirmation of transmission), electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to the Investor, at the Investor’s address as the Investor shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, and a copy of which shall be likewise delivered to such Investor’s counsel at such address as shall have been furnished to the Company, or (b) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Investor and each such other holder in writing.

7.7 Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

7.9 Expenses.  Regardless of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents; except that the Company shall bear up to $15,000 of legal costs and expenses incurred by the Investor with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Note and Share Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:
INDIA GLOBALIZATION CAPITAL, INC.

By	_____________________________
Its	_____________________________
Address:	_____________________________
_____________________________
_____________________________

INVESTOR:
___________________

By	_____________________________
Title	_____________________________
Address:	_____________________________
_____________________________
_____________________________

SCHEDULE A

Investor	Loan Amount	Shares

Steven M. Oliveira 1998
Charitable Remainder Unitrust	$2,000,000.00	200,000

 EXHIBIT A

FORM OF UNSECURED PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

INDIA GLOBALIZATION CAPITAL, INC.

UNSECURED PROMISSORY NOTE

$____,000	[Date]
Bethesda, MD

1. Principal and Interest.

1.1 India Globalization Capital, Inc., a Maryland corporation (the “Company”), for value received, hereby promises to pay to the order of __________ or its assigns (the “Investor” or the “Holder”) the amount of ____ Dollars ($____,000) plus interest, as set forth hereinafter.

1.2 This Unsecured Promissory Note (the “Note”) shall bear interest from the date of issuance of this Note until paid in full at a rate equal to six percent (6%) per annum, accruing monthly in arrears.  This Note, including all interest earned on the principal amount of this Note, shall be due and payable on the earlier of (i) one year from the date of the issuance of this Note (the “Maturity Date”), (ii) upon a Change in Control (as defined in Section 4 hereof) and (iii) the occurrence of an Event of Default (as defined in Section 5 hereof).

1.3 Payments of both principal and interest are to be made at the address of the Holder set forth in Section 7 below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United States of America in immediately available funds.  Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

1.4 This Note is issued pursuant to that certain Note and Share Purchase Agreement dated as of ________________ between the Company and Holder (the “Purchase Agreement”).  The provisions of this Note are a statement of the rights of the Holder and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto on the Purchase Agreement.  Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes.  In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

2. Prepayment.  Notwithstanding anything else set forth herein, the Company may pre-pay this Note in whole or in part upon five days prior written notice to Holder.

3. Use of Proceeds.  The proceeds of the Note will be used for working capital and general corporate purposes.

4. Change of Control.  If, prior to the Maturity Date or occurrence of an Event of Default, a Change of Control occurs, then immediately prior thereto, this Note shall accelerate and the Holder shall become immediately entitled to receive an amount equal to the outstanding principal amount of the Note plus any and all accrued but unpaid interest thereon as of the closing date of such Change of Control transaction.  For purposes hereof, a “Change of Control” shall mean (i) a sale of all or substantially all of the assets of the Company or all or substantially all of the capital stock of the Company or (ii) a merger, consolidation, sale, transfer or other transaction or series of related transactions in which the holders of the capital stock of the Company will hold, upon consummation of such transaction, less than fifty percent (50%) of the voting securities of the surviving entity, other than as a result of the Company’s issuance of new securities in capital raising transactions.

5. Events of Default.  The entire unpaid principal sum of this Note, together with any and all interest accrued but unpaid thereon, shall become immediately due and payable upon the occurrence of an Event of Default.  An “Event of Default” shall be deemed to have occurred if:

(a)           the Company  shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(b)           An order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(c)           the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of thirty (30) business days after written notice by the Holder thereof; or

(d)           the Company breaches any of its representations or warranties or fails to fulfill any of its covenants or obligations pursuant to the Purchase Agreement.

6. Usury.  It is the express intent of the Company and the Holder that the payment of all or any portion of the outstanding principal balance of and accrued interest on this Note be exempt from the application of any applicable usury law or similar laws under any federal, state of foreign jurisdiction.  The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection or defense which the Company may now or hereafter have to the payment when due of any and all principal or accrued interest arising out of or relating to a claim of usury or similar laws and the Company hereby agrees that neither it nor any of its affiliates shall in the future bring, commence, maintain, prosecute or voluntarily aid in any action at law, proceeding in equity or other legal proceeding against the Holder based on a claim that the Company’s payment obligations under this Note violate the usury or similar laws of any federal, state or foreign jurisdiction.  Notwithstanding the foregoing, in the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, that portion of the interest payment representing an amount deemed to be in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7. Notices.  Any notice, request, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or five (5) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Investor:  at the address indicated on the signature page hereto.

If to Company:                      India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, MD  20814
Attention:  Ram Mukunda

And

PO Box 60642
Potomac, MD  20859

Telecopier:  (240) 465-0273
Phone:  (301) 983-0998
Email:     ram@indiaglobalcap.com and
legal@indiaglobalcap.com

With a copy to:                    Seyfarth Shaw LLP
815 Connecticut Avenue, N.W., Suite 500
Washington, D.C.  20006
Attention:  Stanley S. Jutkowitz
Telecopier:  (202) 828-5393
Phone:  (202) 828-3568

Each of the above addressees may change its address for purposes of this Section 7 by giving to the other addressee notice of such new address in conformance with this Section 7.

8. Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

9. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the aggregate principal amount of the outstanding Notes issued at the Initial Closing and any Subsequent Closings; provided, that the Notes may not be amended or modified and no provision thereof may be waived if such amendment, modification or waiver would adversely and prejudicially affect the rights of an Investor vis-à-vis all other Investors without the consent of such affected Investor.  No waivers of any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision or a waive of the same or any other term, condition provision or right on any future occasion.

10. Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

11. Accredited Investor.  The Holder represents and warrants that he/she/it is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

12. Governing Law and Consent to Jurisdiction.  This Note is being delivered in and for all purposes shall be construed in accordance with and governed by the laws of the State of Maryland , without regard to the conflicts of laws provisions thereof.  The Company hereby consents to the jurisdiction of and venue in any court of competent jurisdiction in New York.

13. Issue Date.  The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.  This Note shall be binding upon any successors or assigns of the Company.

14. Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

15. Waiver by the Company.  The Company hereby expressly waives demand, notice, presentment, protest, notice of dishonor and nonpayment of this Note, and all other notices and demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof.

16. Delays.  No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

17. Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18. No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

19. Expenses.  The Company agrees to pay all of the Holder’s reasonable costs, fees and expenses, if any (including reasonable counsel fees and expenses, costs of collection and court costs), in connection with the enforcement of this Note.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

INDIA GLOBALIZATION CAPITAL, INC.
a Maryland corporation

By	_____________________________

Print Name	_____________________________

Title	_____________________________

Accepted and Agreed to:

INITIAL HOLDER:

____________________________
Print Name of Holder

By	_________________________
(Signature)

____________________________
(Print Name, if signing on behalf of entity)

_____________________________
Title (if applicable)

Address:	_____________________________
_____________________________
_____________________________

ASSIGNMENT FORM

(To Assign the foregoing Note, execute
this form and supply required information.)

FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

&am p;am p;#1 60;
(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:
The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.

 EXHIBIT B

DISCLOSURE SCHEDULE

Section 2.4

The following SEC Documents were not timely filed:

Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008

Section 2.9

The Company may incur such fees and/or commissions in connection with Loans consummated at any of the Subsequent Closings.

B-1